UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation	0-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-752-7000

Item 9. Regulation FD Disclosure.

               On August 16, 2004, Fannie Mae (formally, the Federal National Mortgage Association), issued its monthly financial summary release and voluntary initiatives disclosure for the month of July 2004. The summary and voluntary initiatives disclosure, copies of which are furnished as Exhibit 99.1 to this report, are incorporated herein by reference.

               This information, including the exhibit submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Fannie Mae, except as shall be expressly set forth by specific reference in such document.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By /s/ Leanne G. Spencer Leanne G. Spencer
Senior Vice President and Controller
Date: August 16, 2004

EXHIBIT INDEX

The following Exhibit is furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Monthly summary release and voluntary initiatives disclosure for July 2004 issued by Fannie Mae on August 16, 2004.